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                                                                     EXHIBIT 4.1

NUMBER                                                  SHARES
MS - [ ]                                                 [ ]
                                                   CUSIP 58505Y 10 3
                                         SEE REVERSE FOR CERTAIN DEFINITIONS

                          MEDSOURCE TECHNOLOGIES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES that

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE OF MEDSOURCE TECHNOLOGIES, INC. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]


----------------------------             ---------------------------------------
SECRETARY                                CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Countersigned and Registered:

     U.S. BANK, N.A., MILWAUKEE, WI

               Transfer Agent and Registrar


By:
   ---------------------------------
               Authorized Signature